Exhibit 5.1

October 29, 2015

MidWestOne Financial Group, Inc.

102 South Clinton Street

Iowa City, Iowa 52240

Re:                             MidWestOne Financial Group, Inc.

Offering of Common Stock Under Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to MidWestOne Financial Group, Inc., an Iowa corporation (the “Company”), for the purpose of issuing this opinion in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale of 2,723,083 shares of the Company’s common stock, par value $1.00 per share (collectively, the “Offered Shares”).  All of the Offered Shares are being registered on behalf of a selling shareholder of the Company, the John M. Morrison Revocable Trust #4, referred to in the Form S-3 as the “Selling Shareholder”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including: (1) the Registration Statement; (2) the prospectus constituting a part of the Registration Statement; (3) the Agreement and Plan of Merger, dated as of November 20, 2014, by and between the Company and Central Bancshares, Inc. (the “Merger Agreement”); (4) the secretary’s certificate delivered by the Company pursuant to the Merger Agreement and the documents attached thereto; (5) the Amended and Restated Articles of Incorporation of the Company, as amended by the First and Second Amendment thereto, as currently in effect; (6) the Amended and Restated Bylaws of the Company, as currently in effect; and (7) records of proceedings and actions of the Company’s board of directors relating to the issuance and sale of the Offered Shares under the Merger Agreement and the authorization of the filing of the Registration Statement.

In connection with this opinion, we have assumed: (1) the legal capacity of all natural persons; (2) the accuracy and completeness of all documents and records that we have reviewed;

699 Walnut Street, Suite 1600, Des Moines, IA 50309	Phone: 515.244.2600	Fax: 515.246.4550

www.dickinsonlaw.com

(3) the genuineness of all signatures and due authority of the parties signing such documents; (4) the authenticity of the documents submitted to us as originals; and (5) the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by the parties, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery, by such parties (other than the Company) of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that the Offered Shares are validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the Iowa Business Corporation Act, and we do not express any opinion herein concerning any other law.  This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and we further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are an expert within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

DICKINSON, MACKAMAN, TYLER & HAGEN, P.C.

By:	/s/ Richard A. Malm

RAM/krc